Exhibit 99.1

Eastman to Acquire Solutia; Raises Outlook for 2013 EPS to Greater Than $6

KINGSPORT, Tenn. and ST. LOUIS, Mo. – Eastman Chemical Company (NYSE:EMN) and Solutia Inc. (NYSE:SOA) today announced that they have entered into a definitive agreement, under which Eastman will acquire Solutia, a global leader in performance materials and specialty chemicals. Under the terms of the agreement, Solutia stockholders will receive $22.00 in cash and 0.12 shares of Eastman common stock for each share of Solutia common stock. Based on yesterday’s closing prices, Solutia shareholders will receive cash and stock valued at $27.65 per Solutia common share, representing a premium of 42 percent and a total transaction value of approximately $4.7 billion, including the assumption of Solutia’s debt.

“The acquisition of Solutia is a significant step in our growth strategy and one that I am confident will strengthen Eastman as a top-tier specialty chemical company with strong, stable margins,” said Jim Rogers, chairman and chief executive officer of Eastman. “The addition of Solutia will broaden our geographic reach into emerging geographies, particularly Asia Pacific, establish a powerful combined platform with extensive organic growth opportunities, and expand our portfolio of sustainable products, all of which are consistent with our growth strategy.

“This transaction is also expected to deliver immediate value to our stockholders in the form of accretion and strong cash generation, as well as create potential upside through the combination of two leading global chemical companies,” said Rogers.

“This complimentary transaction will accelerate the growth of our businesses around the world. The shared commitment to innovation, quality and technical service will allow us to better serve our customers and creates opportunity for our employees around the globe,” said Jeffry N. Quinn, chairman, president and chief executive officer of Solutia. “This transaction provides Solutia’s shareholders with immediate value and an attractive premium, as well as the opportunity to benefit from the future prospects of a leading global chemicals producer with the financial strength, a diversified mix of premium products, and the geographic footprint to capitalize on long-term growth opportunities.”

“I commend the excellent management team and employees of Solutia. Over the past several years, Solutia has transformed itself into a financially strong, innovative performance materials and specialty chemicals company, with enviable market leading positions in virtually every market it serves,” added Rogers. “That, in addition to both companies’ success integrating prior acquisitions, gives me confidence we will achieve a smooth transition. We look forward to welcoming Solutia employees to Eastman.”

Solutia a strong, strategic fit

Eastman and Solutia share several key fundamentals, such as complementary technologies and business capabilities, a polymer science backbone, similar operating philosophies and a high performance culture. In addition, the overlap of key end-markets is expected to provide opportunities for growth.

This acquisition is also a significant step in Eastman’s strategy to extend its global presence in emerging markets. In particular, it should significantly accelerate Eastman’s growth efforts and offer excellent growth opportunities in Asia Pacific. By leveraging infrastructure in the region, Eastman expects to have a compound annual growth rate in Asia Pacific approaching 10 percent for the next several years.

Transaction expected to deliver strong earnings growth and significant cost and revenue synergies

Eastman expects the transaction to be immediately accretive to earnings, excluding acquisition-related costs and charges. After giving effect to the acquisition of Solutia, including expected cost synergies, Eastman expects 2012 EPS to be approximately $5 excluding acquisition-related costs and charges. Eastman is also increasing its 2013 EPS expectation to greater than $6.

Eastman has identified annual cost synergies of approximately $100 million that are expected to be achieved by year-end 2013. Key areas of value creation include the reduction of corporate costs, raw material synergies, and improved manufacturing and supply chain processes.

Further, Eastman expects to realize significant tax benefits from Solutia’s historical net operating losses and other tax attributes that are expected to contribute to free cash flow (defined as cash from operations minus capital expenditures and dividends) of approximately $1.0 billion through 2013.

Eastman also recognizes the potential for meaningful revenue synergies by leveraging both companies’ technology and business capabilities and end-market overlaps, particularly in automotive and architectural.

Attractive capital structure, benefiting from low interest rate environment

Eastman intends to finance the cash portion of the purchase price through a combination of cash on hand and debt. Debt financing has been committed by Citi and Barclays Capital which are acting as financial advisors to Eastman on the transaction, and Jones Day is acting as legal counsel. Eastman’s management and Board of Directors remain committed to maintaining an investment grade credit rating and to its current annual dividend rate of $1.04 per share.

Deutsche Bank Securities Inc. and Moelis & Company LLC acted as financial advisors to Solutia on this transaction. Perella Weinberg Partners LP acted as financial advisors to Solutia’s Board of Directors. In addition, the Valence Group, LLC conducted an independent evaluation of Solutia’s long range plan for Solutia’s Board of Directors. Kirkland & Ellis LLP acted as legal counsel to Solutia.

The transaction, which was approved by the Boards of Directors of both companies, remains subject to approval by Solutia’s shareholders and receipt of required regulatory approvals as well as other customary closing conditions. The transaction is expected to close in mid-2012.

Conference call and webcast

Eastman will host a conference call with industry analysts on January 27 at 8:00 a.m. Eastern Time. To listen to the live webcast of the conference call and view the accompanying slides, go to www.investors.eastman.com, Presentations. To listen via telephone, the dial-in number is (913) 312-1279, passcode number 8645015. A web and telephone replay will be available continuously from 9:00 a.m. Eastern Time, January 30, to 9:00 a.m. Eastern Time, February 9, 2012, at (888) 203-1112 or (719) 457-0820, passcode 8645015.

About Solutia

Notes to Editor: SOLUTIA and the Radiance Logo™ and all other trademarks listed below are trademarks of Solutia Inc. and/or its affiliates.

Solutia is a market-leading performance materials and specialty chemicals company. The company focuses on providing solutions for a better life through a range of products, including: Saflex® polyvinyl butyral interlayers for glass lamination and for photovoltaic module encapsulation and VISTASOLAR® ethylene vinyl acetate films for photovoltaic module encapsulation; LLumar®, Vista™, EnerLogic®, FormulaOne®, Gila®, V-KOOL®, Huper Optik®, IQue™, Sun-X™ and Nanolux™ aftermarket performance films for automotive and architectural applications; XIR® and Heat Mirror® performance films that are incorporated into aftermarket window films, laminated glass products and suspended insulated glass units for use in automotive and architectural applications. Flexvue™ advanced film component solutions for solar and electronic technologies; and technical specialties products including Crystex® insoluble sulfur, Santoflex® PPD antidegradants, Therminol® heat transfer fluids and Skydrol® aviation hydraulic fluids. Solutia’s businesses are world leaders in each of their market segments. With its headquarters in St. Louis, Missouri, USA, the company operates globally with approximately 3,400 employees in more than 50 worldwide locations. More information is available at www.Solutia.com.

Cautionary Statements Regarding Forward-Looking Information

This communication includes forward-looking statements subject to the safe harbor provisions of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Eastman’s current expectations regarding the timing of completion of the proposed acquisition, the expected benefits of the proposed acquisition, integration plans and expected synergies therefrom, and Eastman’s anticipated future financial and operating performance and results, including estimates for general economic conditions and growth. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 that has been filed with the SEC, as well as the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that Eastman will file with the SEC in connection with the proposed acquisition. Filings made by Eastman are available when filed with the SEC, on the Eastman web site at www.eastman.com in the Investors, SEC Information section.

Additional Information and Where to Find it

Eastman will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Solutia and a prospectus of Eastman relating to Eastman’s proposed acquisition of Solutia. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Eastman, Solutia, and the proposed acquisition. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge by accessing Eastman’s website at www.eastman.com by clicking on the “Investors” link and then clicking on the “SEC Information” link or by writing Eastman at P.O. Box 431, Kingsport, Tennessee 37662, Attention: Investor Relations. Security holders may also read and copy any reports, statements and other information filed by Eastman with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Eastman, Solutia, and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information regarding Eastman’s directors and executive officers is available in Eastman’s proxy statement filed with the SEC on March 24, 2011 in connection with its 2011 annual meeting of stockholders, and information regarding Solutia’s directors and executive officers is available in Solutia’s proxy statement filed with the SEC on March 4, 2011 in connection with its 2011 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Eastman

Eastman’s chemicals, fibers and plastics are used as key ingredients in products that people use every day. Approximately 10,000 Eastman employees around the world blend technical expertise and innovation to deliver practical solutions. The company is committed to finding sustainable business opportunities within the diverse markets and geographies it serves. A global company headquartered in Kingsport, Tennessee, USA, Eastman had 2011 sales of $7.2 billion. For more information, visit www.eastman.com.

Eastman Contacts:

Media: Tracy Broadwater

423-224-0498 / tkbroadwater@eastman.com

Investors: Greg Riddle

212-835-1620 / griddle@eastman.com

Solutia Contacts:

Media: Melissa H. Zona

314-674-5555 / mailto:mvhamm@solutia.com

Investors: Susannah Livingston

314-674-8914 / sslivi@solutia.com